EXHIBIT 99.1

In re Washington Mutual, Inc., et al.
Case No. 08-12229 (MFW)

OFFICE OF THE UNITED STATES TRUSTEE - REGION 3

POST-CONFIRMATION QUARTERLY SUMMARY REPORT

This Report is to be submitted for all bank accounts that are presently maintained by the post confirmation debtor.

Debtor's Name: Washington Mutual, Inc., et al	Bank: Various

Bankruptcy Number: 08-12229 (MFW)	Account Number: Various

Date of Confirmation: February 23, 2012	Account Type: Various

Reporting Period (month/year):	October 1, 2012 through December 31, 2012

Beginning Cash Balance:	$367,803,581

All receipts received by WMI Liquidating Trust (“Trust”) on behalf of the Debtors:

Cash Sales / Interest:	$68,315

Collection of Accounts Receivable:	$0

Proceeds from Litigation / Settlement:	$0

Sale of Debtor’s Assets:	$0

Other Cash Receipts /Transfers:	$5,613,155

Total of cash received:	$5,681,470

Total of cash available:	$373,485,051

Less all disbursements or payments (including payments made under the confirmed plan) made by the Trust:

Disbursements made under the plan, excluding the administrative claims of bankruptcy professionals:	$98,947,892

Disbursements made pursuant to the administrative claims of bankruptcy professionals:	$5,747,089

All other disbursements made in the ordinary course:	$1,055,086

Total Disbursements	$105,750,066

Ending Cash Balance:	$267,734,985

Pursuant to 28 U.S.C. Section 1746(2), I hereby declare under penalty of perjury that the foregoing is true and correct to the best of my knowledge and belief.

1/30/13	/s/ John Maciel	CHIEF FINANCIAL OFFICER
Date	Name/Title

Date filed: 1/30/13
Docket No.: 11007

WMI Liquidating Trust
December 2012 Quarterly Summary Report -- UNAUDITED

TABLE OF CONTENTS

Page	Description

1	Background/Disclaimer

3	Schedule of Cash Receipts and Disbursements - Quarterly

4	Schedule of Cash Receipts and Disbursements - Cumulative

5	Statement of Net Assets in Liquidation (Balance Sheet)

6	Statement of Changes in Net Assets in Liquidation (Income Statement)

7	Notes to the Financial Statements

11	Rollforward of Liquidating Trust Interests

12	Next Dollar Analysis -- December 31, 2012

13	Rollforward of Disputed Claims Reserve

14	Copy of Notice and Release Form

BACKGROUND / DISCLAIMER

This Quarterly Summary Report of  WMI Liquidating Trust (the “Trust”), as successor-in-interest to Washington Mutual, Inc. (“WMI”) and WMI Investment Corp. (together referred to as the “Debtors”), to the United States Bankruptcy Court for the District of Delaware (“Bankruptcy Court”) covering the period from October 1, 2012 through December 31, 2012, was prepared solely for the purpose of complying with the quarterly operating guidelines as described in the Chapter 11 Trustee Handbook, United States Department of Justice, May 2004 in accordance with 28 U.S.C. §1746(2).  This Quarterly Summary Report is limited in scope, covers only a limited time period, and is not intended to serve as a basis for investment in any security of any issuer.  This Quarterly Summary Report was prepared in accordance with liquidation basis accounting.  The financial data reflected in this document were not audited or reviewed by an independent registered public accounting firm and are subject to future adjustment and reconciliation.  Given its special purpose and limited scope, this report does not include all adjustments and notes that would be required to be reported in accordance with U.S. Generally Accepted Accounting Principles as adopted by the Financial Accounting Standards Board (“FASB”).  Results set forth in the Quarterly Summary Report should not be viewed as indicative of future results.  This disclaimer applies to all information contained herein.

On September 26, 2008 (the “Petition Date”), the Debtors commenced voluntary cases under Chapter 11 of title 11 of the United States Code with the Bankruptcy Court.  Prior to the Petition Date, on September 25, 2008, the Director of the Office of Thrift Supervision appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Washington Mutual Bank (“WMB”), a subsidiary of WMI, and advised WMI that the receiver was immediately taking possession of WMB’s assets.  Immediately after its appointment as receiver, the FDIC sold substantially all the assets of WMB, including the stock of Washington Mutual Bank fsb, to JPMorgan Chase Bank, National Association (“JPMC”), pursuant to that certain Purchase and Assumption Agreement, Whole Bank, dated as of September 25, 2008.

The Bankruptcy Court confirmed the Seventh Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code that the Debtors filed with the Bankruptcy Court on December 12, 2011 (and as subsequently amended and modified from time to time, the “Plan”), by order, dated February 23, 2012, (the “Confirmation Order”) [D.I. 9759].  After the satisfaction or waiver of the conditions described in the Plan, the transactions contemplated by the Plan were consummated on March 19, 2012 (the “Effective Date”), and, on March 23, 2012, the Debtors made initial distributions to creditors pursuant to the Plan (the “Initial Distribution”).  WMI emerged on the Effective Date as a newly reorganized company, WMI Holdings Corp. (“Reorganized WMI”).

In addition, the Plan provided for the creation of the Trust, which was formed on March 6, 2012, pursuant to the execution of the liquidating trust agreement dated as of March 6, 2012, by and among the Debtors, William C. Kosturos, as the liquidating trustee (the “Liquidating Trustee”), and CSC Trust Company of Delaware, as the Delaware resident trustee (the “Liquidating Trust Agreement”).   On or shortly after the Effective Date, certain of the Debtors’ assets were transferred to the Trust for the benefit of those stakeholders who were not paid in full in the Initial Distribution or whose claims remain disputed.   The Trust is a successor-in-interest to the Debtors pursuant to the Plan and the Liquidating Trust Agreement.  The Trust has an initial term of three years from the Effective Date, subject to extension for up to an additional three years (subject to certain limited exceptions) with the approval of the Bankruptcy Court.

As the successor-in-interest to WMI, the Trust bears the responsibility for future reporting to the Bankruptcy Court.  The Trust reports in accordance with liquidation basis accounting, which requires the reporting entity to report its assets and liabilities based on net realizable values, or the cash the Trust expects to receive for its assets.  For purposes of the Quarterly Summary Reports, management has used the fair market values assigned to the assets for tax reporting purposes.  Valuation of assets requires management to make difficult estimates and judgments.   Management used the services of an independent valuation firm to make its estimates for select assets. Estimates necessarily require assumptions, and changes in such assumptions over time could materially affect the results.  Due to the inherently uncertain nature of estimates and the underlying assumptions, the actual cash to be received by the Trust from liquidation of assets and liabilities will likely be different than reported.  Ongoing adjustments and reconciliations will be reflected in future Quarterly Summary Reports filed with the Bankruptcy Court (which the Trust files with the U.S. Securities and Exchange Commission, or “SEC”, under cover of Form 8-K), and in the Trust’s modified annual report on Form 10-K to be filed with the SEC for its fiscal year ending December 31, 2012.

The information provided in the notes to the financial statements is provided to offer additional information to the readers of this report.  However, the information is not complete and should be read in conjunction with the Plan and Disclosure Statement.  In addition, readers are encouraged to visit the Trust’s website at www.wmitrust.com, which contains a link to the Trust’s filings with the SEC.

WMI Liquidating Trust
December Quarterly 2012 Summary Report - UNAUDITED
Schedule of Cash Receipts and Disbursements -- Quarterly

	For the Quarter ended December 31, 2012

	Cash	Litigation Reserve	Disputed Claim Cash	Restricted Cash	Total
Beginning Cash - September 30, 2012	$109,816,993	$18,428,041	$183,229,202	$56,329,345	$367,803,581

Receipts
Interest /Investment Income Received	66		30	9,460	9,556
Treasury Bill accretion	-	-	58,759	-	58,759
Sale / Monetization of Debtor's assets	-	-	-	-	-
Collection of tax receivable	-	-	-	-	-
Proceeds from Litigation	-	-	-	-	-
Proceeds from run-off notes	2,078,276	-	972	-	2,079,248
Distribution from subsidiaries	3,431,878		-		3,431,878
Reimbursement for tax professional fees	-	-	-	-	-
Other receipts	126,767	-	243		127,010
Total Receipts	5,636,987	-	60,004	9,460	5,706,451

Transfers
Disallowance of disputed claims	-	-	-	-	-
Allowance of disputed claims	-		(2,537,918)	2,537,918	-
Distribution to disputed Liquidating Trust Interests	(2,210,560)	-	2,210,560	-	-
Other transfers	-	-	-	-	-
Total transfers	(2,210,560)	-	(327,358)	2,537,918	-

Disbursements/Payments

Disbursements to allowed claimants
Disbursements to Liquidating Trust Interests	85,706,664	-	-	(7,246,366)	78,460,298
Disbursements to newly released / allowed claims	-	-	-	19,919,098	19,919,098
Other disbursements to allowed claimants (taxes, releases, etc)	-		-	593,477	593,477

Disbursements made for bankruptcy expenses
For services prior to the effective date	22,000	-	-	-	22,000
For services after the effective date	5,183,890	541,199	-	-	5,725,089

Disbursements in ordinary course:
Salaries and benefits	736,044	-	-	-	736,044
Travel and other expenses	33,797	-	-	-	33,797
Occupancy and supplies	107,044	-	-	-	107,044
Other outside services	11,476	-	-	-	11,476
Other disbursements	64,223	-	-	-	64,223
Trust Advisory Board fees and expenses	102,501	-	-	-	102,501
Disbursements in ordinary course	1,055,085	-	-	-	1,055,085

Total Disbursements	91,967,639	541,199	-	13,266,209	105,775,046

Ending Cash and Cash Equivalants	$21,275,781	$17,886,842	$182,961,848	$45,610,514	$267,734,985

WMI Liquidating Trust
December 2012 Quarterly Summary Report - UNAUDITED
Schedule of Cash Receipts and Disbursements -- Cumulative

	From the Effective Date through December 31, 2012

	Cash	Litigation Reserve	Disputed Claim Cash	Restricted Cash	Total
Beginning Cash - Effective Date	$140,117,720	$20,000,000	$725,779,642	$53,738,857	$939,636,219

Receipts
Interest /Investment Income Received	70	-	38	9,460	9,568
Treasury Bill accretion	-	-	229,308	-	229,308
Sale / Monetization of Debtor's assets	638,632	-	-	-	638,632
Collection of tax receivable	-	-	-	-	-
Proceeds from Litigation	-	-	-	-	-
Proceeds from run-off notes	5,719,327	-	2,019	-	5,721,346
Distribution from subsidiaries	3,431,878	-	-	-	3,431,878
Reimbursement for tax professional fees	1,455,407	-	-	-	1,455,407
Other receipts	992,971	-	12,571	904,564	1,910,106
Total Receipts	12,238,285	-	243,937	914,024	13,396,245

Transfers
Disallowance of disputed claims	557,111,579	-	(557,111,579)	-	-
Allowance of disputed claims	-	-	(34,837,953)	34,837,953	-
Distribution to disputed Liquidating Trust Interests	(48,887,801)	-	48,887,801	-	-
Other transfers	194,563	-	-	(194,563)	-
Total transfers	508,418,340	-	(543,061,731)	34,643,390	-

Disbursements/Payments

Disbursements to allowed claimants
Disbursements to Liquidating Trust Interests	570,380,692	-	-	(10,904,336)	559,476,356
Disbursements to newly released / allowed claims	-	-	-	44,376,483	44,376,483
Other disbursements to allowed claimants (taxes, releases, etc)	4,054	-	-	10,213,610	10,217,664

Disbursements made for bankruptcy expenses
For services prior to the effective date	49,374,229	-	-	-	49,374,229
For services after the effective date	16,337,534	2,113,158	-	-	18,450,692

Disbursements in ordinary course:
Salaries and benefits	1,545,535	-	-	-	1,545,535
Travel and other expenses	62,364	-	-	-	62,364
Occupancy and supplies	435,657	-	-	-	435,657
Other outside services	436,167	-	-	-	436,167
Other disbursements	169,759	-	-	-	169,759
D&O Insurance	464,625	-	-	-	464,625
Trust Advisory Board fees and expenses	287,950	-	-	-	287,950
Disbursements in ordinary course	3,402,056	-	-	-	3,402,056

Total Disbursements	639,498,565	2,113,158	-	43,685,757	685,297,479

Ending Cash and Cash Equivalants	$21,275,781	$17,886,842	$182,961,848	$45,610,514	$267,734,985

WMI Liquidating Trust
December 2012 Quarterly Summary Report - UNAUDITED
Statements of Net Assets in Liquidation
(Liquidation Basis)

	12/31/2012	Effective Date
Assets:
Cash and cash equivalents	$21,275,781	$140,117,720
Cash held in reserve for litigation costs	17,886,842	20,000,000
Cash held in reserve for disputed claims	182,961,848	725,779,642
Other restricted cash	45,610,514	53,738,857
Total cash and cash equivalents	267,734,985	939,636,219

Income tax receivable	96,000,000	96,000,000
WMI runoff notes	136,739,470	127,851,091
WMI runoff notes (held in Disputed Claims)	38,953	1,232,742
Investment in subsidiaries	209,445	3,715,263
Prepaid expenses	1,107,861	948,080
Other assets	3,266,462	2,285,732
Total assets	$505,097,177	$1,171,669,128

Liabilities:
Pre-effective date liabilities	$734,821	$94,112,477
Cash held for allowed claimants	44,962,739	53,471,976
Estimated costs to operate trust	30,127,658	40,000,000
Accounts payable	29,224	6,123,945
Accrued wages and benefits	158,825	18,261
Other accrued liabilities	3,460,435	133,441
Accrued liabilities - DCR	6,100	-
Other post-petition liabilities	-	-
Total liabilities	79,479,803	193,860,100

Net assets in liquidation:
Net assets subject to disputed claims	182,994,701	727,012,384
Net assets available to Liquidating Trust Interests	242,622,673	250,796,644
Total net assets	425,617,374	977,809,028

Total liabilities and net assets	$505,097,177	$1,171,669,128

WMI Liquidating Trust
December 2012 Quarterly Summary Report - UNAUDITED
Statement of Changes in Net Assets in Liquidation
(Liquidation Basis)

	Quarter ended December 31, 2012	Cumulative to Date

Net assets, beginning:	$520,247,478	977,809,028

Income
Interest / Investment income - DCR	58,872	229,336
Interest income - runoff notes	4,313,515	13,415,937
Earnings / (Losses) from subsidiaries	(40,555)	(73,939)
Recovery of/(Additional) pre-effective expense	(467,000)	51,344,835
Other income	1,926,582	2,521,820
Total income	5,791,415	67,437,989

Expenses
Payroll and benefits	500,198	1,435,179
Occupancy and supplies	91,890	296,251
Professional fees & services	5,696,374	19,614,506
Other expenses	141,100	435,210

Total operating expenses	6,429,561	21,781,145
Change in reserve for costs to operate trust	5,479,242	(9,872,342)
Litigation expenses	(93,721)	2,137,985
Added / (Reduced) Expense	11,815,082	14,046,789

Other items
Allowed Claims	(2,537,918)	(34,837,953)
Disbursements to Liquidating Trust Interests	(85,706,664)	(570,380,692)
Other disbursements	(361,855)	(364,210)

Total changes in Net Assets	(94,630,104)	(552,191,654)

Net assets, ending	$425,617,374	$425,617,374

NOTES TO FINANCIAL STATEMENTS
(Unless otherwise defined herein, all capitalized terms have the same meaning as defined in the Plan)

Note 1:  Establishing the Trust

The Plan provides for the creation of the Trust.  On or shortly after the Effective Date, certain of the Debtors’ assets were transferred to the Trust for the benefit of those stakeholders who were not paid in full in the Initial Distribution made on or about March 23, 2012 or whose claim was disputed or otherwise unresolved.  The Trust is and will continue to be responsible for liquidating, converting to cash and distributing the Trust’s assets to the Trust’s beneficiaries.  The beneficiaries have received, and will continue to receive, under certain circumstances as specified by the Plan, beneficial interests in the Trust in exchange for their unpaid Claims against or Equity Interests in the Debtors (“Liquidating Trust Interests” or “LTIs”).  The LTIs are not transferable except by will, intestate succession or operation of law.  The outstanding balance for LTIs as of December 31, 2012 is reported on the “Rollforward of Liquidating Trust Interests”.

Creditors who held unpaid claims as of the Effective Date and who were projected to receive recoveries under the Plan as of such date, have received or will receive LTIs for their unpaid Allowed Claims entitling them to future distributions from or by the Trust in accordance with the subordination provisions of the Plan.   If distributions from the Trust become available to creditors and Equity Interest holders who have not received LTIs, additional LTIs will be issued to effectuate future distributions.

In addition, the Liquidating Trustee administers the Disputed Claims Reserve (“DCR”).  Holders of claims that have not been allowed (or holders who have not provided the necessary tax forms) did not receive cash or LTIs as part of the Initial Distribution, and such assets were transferred to the DCR pending resolution of claims (or submission of the necessary tax forms).   Since the Effective Date, the DCR balances have changed due to the disallowance and allowance of disputed claims as well as payment on behalf of LTIs held by the DCR.

The Trust, as a liquidating trust, is intended to qualify as a grantor trust for U.S. federal and state income tax purposes. A grantor trust is generally not treated as a separate taxpaying entity (i.e., it is treated as a pass-thru entity); as such, we do not anticipate that the Trust will be subject to U.S. federal or state income taxation.  See Note 4.

SPECIAL NOTE REGARDING TAX REPORTING: Claimants in the Washington Mutual, Inc. bankruptcy may receive more than one tax report on Forms 1099 and/or Form W-2 for the 2012 tax year.  Please be advised that in accordance with applicable rules and regulations promulgated by the IRS, WMI Liquidating Trust has extended the deadline by which it must submit Forms 1099 to recipients.  As a result, such forms will be provided to recipients on or prior to March 1, 2013.

Note 2:  Liquidation Basis Accounting

Given the liquidating nature of the Trust, management is reporting its financial statements using liquidation basis accounting, consistent with AICPA Statement of Position 93-3 (“SOP 93-3”).  Liquidation basis accounting may be considered GAAP for entities that do not intend to continue as a going concern.

Key elements of liquidation basis accounting as set forth in SOP 93-3 include:

•
Assets and liabilities should be reported at their net realizable values.  The Trust is reporting the values consistent with the values used for tax purposes, which were based on estimates made by an independent valuation firm for select assets.

•
Instead of a balance sheet and income statement, the Trust provides a Statement of Net Assets in Liquidation and Statement of Changes in Net Assets in Liquidation.  The Statement of Net Assets should report assets and liabilities at the amount of cash expected to be received or paid in liquidation.  Such a report is inherently uncertain, as it is based on estimates and assumptions.  The cash amounts actually received and paid could be materially different than the reported balances.

•
The costs expected to execute the liquidation should be recorded upfront.  The Trust recorded a liability for the $40.0 million on the Effective Date as provided by the Plan to operate the Trust.  The Trust has incurred expenses of $21.8 million through December 31, 2012, including the expenses during the quarter of $6.4 million.  Management has reevaluated the ongoing operations of the Trust including the cost to monetize the remaining assets and pursue objections to the remaining disputed claims and expects such costs will exceed the existing liability.   Therefore, management has recorded an increase to the liability of $11.9 for quarter ending December 31, 2012.  The liability balance as of December 31, 2012 is $30.1 million reflecting a net increase during the quarter of $5.5 million.

•
The Trust’s operating budget is subject to review and approval by the Trust’s Advisory Board.  As of the date of this filing, the Trust Advisory Board is reviewing management’s assessment of the projected operating costs of the Trust.  As a result, such operating costs remain subject to adjustment.

Note 3:  Distributions to LTI Holders

The Plan provides direction that the Liquidating Trustee will make distributions on at least a quarterly basis if the cash available for distribution is greater than $25 million.

While the next quarterly Distribution Date is scheduled for February 1, 2013, cash available does not exceed $25 million in funds and the Trust will not make a quarterly distribution to LTI holders.  The Trust will, however, distribute the cash and unpaid LTIs it owes to newly allowed and released claimants.

Note 4:  Disputed Claims Reserve

From and after the Effective Date, the Trust retains, for the benefit of each holder of a disputed claim, Cash, LTIs, and to the extent elected by such holder, Runoff Notes issued by Reorganized WMI, and any dividends, gains or income attributable in respect of any of the foregoing.   The amounts retained are calculated as if each of the claims is an Allowed Claim in an amount equal to the lesser of (i) the liquidated amount set forth in the filed proof of Claim relating to such Disputed Claim, (ii) the amount in which the Disputed Claim shall be estimated by the Bankruptcy Court pursuant to section 502 of the Bankruptcy Code and constitutes and represents the maximum amount in which such Claim may ultimately become an Allowed Claim, and (iii) such other amount as may be agreed upon by the holder of such Disputed Claim and the Liquidating Trustee; provided, however, that the recovery by any holder of a Disputed Claim shall not exceed the lesser of (i), (ii) and (iii) above.

Pursuant to the Plan and the Liquidating Trust Agreement, the Liquidating Trustee (A) treats the DCR as a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9 (and will make any appropriate elections), and (B) to the extent permitted by applicable law, reports consistently with the foregoing for state and local income tax purposes.  Accordingly, the DCR is a separate taxable entity for U.S. federal income tax purposes, and all distributions from such reserve are taxable to such reserve as if sold at fair market value.  Any distributions from the DCR will be treated for U.S. federal income tax purposes as if received directly by the recipient from the Debtors on the original Claim or Equity Interest of such recipient.

During the quarter ending December 31, 2012, $2.5 million of cash held by the DCR on behalf of disputed claimants was released due to their claims becoming allowed by the Court or due to such claimants providing their necessary tax information.

After giving effect to the transactions described above, on the Statement of Net Assets, as of December 31, 2012, DCR assets include cash of $182.9 million and $39.0 thousand of Runoff Notes (including interest).  The DCR, by reason of its allocable ownership of LTI assets on behalf of disputed claimants, is entitled to a pro rata share of the remaining assets of the Trust.  Assets of the DCR will be made available to the LTI holders in accordance with the Plan as and when disputed claims become disallowed.  For further information regarding the DCR, see the “Rollforward of Liquidating Trust Interests” and the “Rollforward of Disputed Claims Reserve”.

In addition to the DCR, the Plan established a Disputed Equity Escrow to hold shares of Reorganized WMI common stock for distribution based on the resolution of disputed equity interests.  A dismissal of disputed equity interests will result in a distribution to common shareholders of Reorganized WMI consistent with the allocation of, and manner of distribution of, common shares on the Effective Date.  The shares and any cash distributed on behalf of the shares are held in a separate escrow account that is not recorded as an asset of the Trust.  The Liquidating Trustee is the escrow agent for the Disputed Equity Escrow.  The Disputed Equity Escrow is taxed in a similar manner to the DCR (see description above).  All expenses of the Disputed Equity Escrow (other than taxes) are borne by the Trust.  As of December 31, 2012, there were approximately 4.3 million shares of Reorganized WMI common stock in the Disputed Equity Escrow.

Note 5:  Reserve for Litigation Costs

The Plan required that the Trust set aside $20 million to potentially pursue recoveries from pending and future litigations (other than tax-related litigation) and to defend certain claims.  Because it has not been determined whether and to what extent such funds will actually be used, the Trust did not, upon emergence, record a liability for such costs and the Trust will report costs as incurred.  However, the Trust does report the cash as a separate line item on the Statement of Net Assets and the activity is disclosed on the Schedule of Cash Receipts and Disbursements.  As of December 31, 2012, $2.11 million had been paid to litigation professionals and total costs incurred were $2.14 million.

Litigation expense for the quarter has an income balance due to the reevaluation of certain accruals of legal fees.

Note 6:  Taxes

Pursuant to the Plan and the Global Settlement Agreement with JPMC and the FDIC, the Trust and JPMC will share in all future WMI net tax refunds on a 20% / 80% pro rata basis, respectively.  There are numerous litigations and refunds remaining at the Federal and State tax levels.  Total net refunds remaining are estimated to be between $200 and $600 million, of which the Trust would receive between $40 and $120 million.  An escrow account was established to accumulate net tax refunds in accordance with the terms of the Global Settlement Agreement.  Management’s current estimate of the Trust’s share of the net tax refunds is $96 million.  There was no significant activity in the tax refund escrow account during the quarter and there are no scheduled distributions from the account.

Note 7:  Runoff Notes

Pursuant to the Plan, Reorganized WMI issued Runoff Notes in the aggregate original principal amount of $130,000,000.00, maturing on the eighteenth (18th) anniversary of the Effective Date, bearing interest at a rate of thirteen percent (13%) per annum (payable in cash to the extent of available runoff proceeds or in kind through the capitalization of accrued interest at the rate of thirteen percent (13%) per annum to the extent runoff proceeds are unavailable).  The repayment of the Runoff Notes is limited to certain proceeds from WM Mortgage Reinsurance Company Inc., which is a wholly-owned subsidiary of Reorganized WMI.  On October 12, 2012 Reorganized WMI redeemed a portion of the first lien Runoff Notes.  The Trust received $2.1 million, which included $31.3 thousand of interest on the redeemed portion.  The proceeds were included in determining the amount of the November 2012 distribution.  On November 23, 2012, the Trust was notified that Reorganized WMI had elected to make a payment-in-kind interest payment on the Runoff Notes held by the Trust.  Accordingly, the interest due on the notes was capitalized to the outstanding principal of the notes.   Interest capitalized totaled $4.26 million.

Pursuant to the Plan, creditors were entitled to elect a distribution of Runoff Notes in lieu of Cash received on the Effective Date.  To the extent that eligible creditors did not elect all of the Runoff Notes, any remaining balance of the Runoff Notes was transferred to the Trust. The Plan provides the conditions under which the Trust can distribute the Runoff Notes.  As of December 31, 2012, the Trust owned $135.3 million of Runoff Notes (including paid-in-kind interest) at face amount and interest receivable of $1.4 million for the benefit of all LTI holders.  In addition, the Trust (through the DCR) holds $39.0 million of Runoff Notes (including interest) on behalf of disputed claim holders who elected Runoff Notes in lieu of cash.

Note 8:  Cash Held for Allowed Claims

The Plan requires that holders of Allowed Claims provide releases before receiving a distribution.   Allowed claimants have one year after the Effective Date to provide the release.  The Trust has recorded a liability for cash that would have been distributed to allowed claimants who have not provided their release.  Of the $45.0 million liability for Cash Held for Allowed Claims at December 31, 2012, $42.4 million is related to claims for which the Trust has not received releases.  On February 1, 2013, approximately $3.5 million will be released to claimants that have recently tendered a release reducing the amount remaining to $38.9 million.  The remainder relates to distributions to be made to recently allowed claims as of December 31, 2012 or other allowed claims awaiting certain actions.  The cash held for these claims is presented as Restricted Cash.

Funds held pending release, by class, after the February 1 distribution, will be (in millions):

Class 2	Senior Notes	$18.1
Class 3	Senior Subordinated Notes	9.7
Class 11	Vendor Claims	2.7
Class 12	General Unsecured	1.5
Class 14/15	CCBI Guarantees	6.9
Total		$38.9

The deadline for providing a release is March 19, 2013.  After such date, pursuant to the Plan, the funds held will become an unencumbered asset of the Trust, subject to 50% of the Class 11 funds which will be distributed to JPMC, in accordance with the terms of the Global Settlement Agreement. A copy of the notice and release form is included in this Quarterly Summary Report.

WMI Liquidating Trust
December 2012 Quarterly Summary Report -- UNAUDITED
Rollforward of Liquidating Trust Interests (1)

	Beginning -- 09/30/12	Post Effective Accretion	Allowed	Disallowed	Disbursement	Other	Ending -- 12/31/12	12/31/12 - 02/01/13 Accretion	Projected 02/01/13 Distribution	Projected Ending Balance

Senior Notes (Tranche 2)	9,380,050	34,430	-	-	(9,414,479)	-	-	-	-	-

Senior Subordinated Notes (Tranche 2)	36,594,946	205,548	-	-	(36,800,494)	-	-	-	-	-

CCB (Tranche 3) (2)	80,948,954	568,286	-	-	(38,583,616)	-	42,933,624	148,096	-	43,081,720

PIERS (Tranche 4) (3)	236,117,680	688,916	85,153	-	-	-	236,891,749	311,305	-	237,203,055

Remaining Postpetition Interest Claim (Tranche 4) (4)	45,794,989	224,318	-	-	-	-	46,019,307	75,544	-	46,094,851

Allowed General Unsecured Claims (Tranches 2-4)	4,412,812	18,597	125,519	-	(908,074)	-	3,648,854	5,990	-	3,654,844

LTI balances -- Current LTI holders	413,249,431	1,740,096	210,672	-	(85,706,664)	-	329,493,536	540,935	-	330,034,471

LTI balances -- Disputed Claims (3) (5)	11,305,922	46,865	(210,672)	-	(2,210,560)	-	8,931,554	14,485	-	8,946,039

TOTAL LTI Balances	424,555,353	1,786,961	-	-	(87,917,224)	-	338,425,090	555,420	-	338,980,510

NOTES

*	Holders of Liquidating Trust Interests will receive statements of their individual LTI holdings outlining the respective rollforward activity through 12/31/12.

1)
Liquidating Trust Interests are not issued to holders of subordinated claims and equity interests.  Additional LTI's will only be issued to holders of subordinated claims and equity interests if proceeds exceed the face amounts issued to current LTI holders.

2)	CCB balance excludes the LTI portion allocable to the common stock component of the CCB claim.

3)
PIERS balance represents "Cap" established due to difference between Federal Judgment Rate and Subordinated Contractual Rates.  The adjustment in the "Post Effective Accretion" column represents the FJR interest paid to the class partially offset by the subordination of PIERS to senior levels, increasing the "Cap", or in other words, the highest possible amount that PIERS holders can collect as of the date of this report.

4)
A Claim by a holder of an Allowed Senior Notes Claim with respect to Floating Rate Notes against any of the Debtors or the Debtors’ estates for interest accrued during the period from the Petition Date up to and including the date of final payment of such Claim, in an amount equal to (a) such holder’s Postpetition Interest Claim minus (b) such holder’s Intercreditor Interest Claim.

5)
The LTI balance in the Disputed Claim Reserve also includes allowed claims which have not yet provided valid IRS Form W-8 / W-9 documentation.  As of December 31, 2012, the DCR held $106,187.68 in cash and $539,369 of LTI's on behalf of allowed claimants that did not provide the proper tax documentation.

WMI Liquidating Trust
Next Dollar Analysis - LTI Balance as of December 31, 2012

Remaining Aggregate Distribution	Distribution Description	LTI Distribution Recipient (1) (2)

Up to $44,565,050	Until LTI holders of CCBs claims are paid in full	CCB CUSIPs	96.34%
		General Unsecured Claims	3.66%

$44,565,051 - $99,572,915	Until Debtor begins to pay actual post-petition interest as	General Unsecured Claims	3.54%
	opposed to by reason of contractual subordination	PIERS CUSIPs	96.46%

$99,572,916 - $338,425,090	Until LTI holders of Remaining Post-Petition Interest, PIERS and GUC are paid in full	Remaining Post Petition Interest Claim -- Senior Floating	19.27%
		General Unsecured Claims	3.54%
		PIERS CUSIPs	77.19%

NOTES:

(1)
The percentages represent the percentage of each incremental distributed dollar each group would receive.  The percentages represent the group in total.  Due to various elements including, but not limited to, the pro rata calculation on interest versus principal and the timing of the allowance of a claim, the percentage for an individual claim and/or group will vary from the group's total percentage.

(2)	The disputed claims (on an "as if allowed" basis) are included in the General Unsecured Claims percentages.

WMI Liquidating Trust
December 2012 Quarterly Summary Report - UNAUDITED
Rollforward of Disputed Claims Reserve

	Disputed Assets (3)(4)	LTI (3)(5)

Beginning Balance - 9/30/12	183,258,941	11,305,922

Post-effective Accretion on LTI portion	-	46,865

Net Interest Earned on Disputed Assets	62,875	-

Cash Distribution to Disputed LTIs	2,210,560	(2,210,560)

Less: Allowed Clams (1)(2)	(2,537,918)	(210,672)

Less: Disallowed Claims	-	-

Other Adjustments	243	-

Ending Balance - 12/31/12	182,994,701	8,931,554

NOTES:

1)	$2.5 million of cash for allowed claims will be distributed on February 1, including $0.1 million to be held at the Trust on account of unreleased claimants
2)	Cash payment for allowed claims includes each claim's prorata portion of the interest earned by the DCR after the Effective Date
3)
The LTI balance in the Disputed Claim Reserve also includes allowed claims which have not yet provided valid W8/W9 documentation.  As of December 31, 2012, the DCR held $106,188 in cash and $539,369 of LTIs for allowed claim holders that did not provide the proper tax documentation

4)	"Disputed Assets" includes cash held for the benefit of disputed claims as well as Runoff notes elected by disputed claim holders in lieu of cash on the Effective Date
5)	The face amount of unpaid claims which represents a claim against the general assets of the Trust, distributable in accordance with the subordination provisions of the Plan

WMI Liquidating Trust
Notice of Failure to Execute Release by Holders of Claims
and Release Form

YOU ARE RECEIVING THIS NOTICE AND RELEASE FORM BECAUSE YOU FAILED TO RETURN A BALLOT BY FEBRUARY 9, 2012 AND THEREFORE DID NOT GRANT THE RELEASES PROVIDED IN SECTION 41.6 OF THE PLAN WITH RESPECT TO CERTAIN CLAIMS THAT YOU HELD AS OF THE EFFECTIVE DATE OF THE PLAN, MARCH 19, 2012.

PLEASE NOTE THAT, IF YOU DO NOT GRANT THE RELEASES PROVIDED IN SECTION 41.6 OF THE PLAN (THE FORM OF WHICH IS ANNEXED HERETO) ON OR BEFORE MARCH 19, 2013, YOU WILL NOT BE ELIGIBLE TO RECEIVE A DISTRIBUTION PURSUANT TO THE PLAN.

UNITED STATES BANKRUPTCY COURT DISTRICT OF DELAWARE

X
In re	:	Chapter 11
:
WASHINGTON MUTUAL, INC., et al.,1	:	Case No. 08-12229 (MFW)
:
Debtors.	:	(Jointly Administered)
X

NOTICE OF FAILURE TO EXECUTE
RELEASE BY HOLDERS OF CLAIMS

PLEASE TAKE NOTICE that, on December 12, 2011, the Debtors filed (a) the Seventh Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code, dated December 12, 2011 (as modified, the "Plan") ,of Washington Mutual, Inc. ("WMI") and WMI Investment Corp. (together with WMI, the "Debtors"),2 as debtors and debtors in possession, and (b) related Disclosure Statement for the Seventh Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code (the "Disclosure Statement"), and by order, dated January 13, 2012 [D.I. 9414] (the "Solicitation Order"), the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") approved the Disclosure Statement and authorized the Debtors to solicit acceptances and elections (including the granting of releases) with respect to the Plan.

1     The Debtors in these chapter 11 cases along with the last four digits of each Debtor's federal tax identification number are: (i) Washington Mutual, Inc. (3725); and (ii) WMI Investment Corp. (5395). The principal offices of WMI Liquidating Trust, as successor-in-interest to the Debtors, are located at 1201 Third Avenue, Suite 3000, Seattle, Washington 98101.

2    Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan, the Solicitation Order, or the Disclosure Statement.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Solicitation Order, the Debtors caused a Ballot to be delivered to, among others, holders of Claims, on which Ballot the holder could vote to accept or reject the Plan and, in order to receive distributions in accordance with the Plan, elect whether or not to grant the releases contained in Section 41.6 of the Plan.

PLEASE TAKE FURTHER NOTICE that, pursuant to the Solicitation Order, in order to be counted, Ballots (including the releases incorporated therein) were to be received by 5:00 p.m. (Pacific Time) on February 9, 2012 (the "Voting and Election Deadline").

PLEASE TAKE FURTHER NOTICE that (a) you failed to complete, execute, and deliver a Ballot (including the release incorporated therein) by the Voting and Election Deadline, (b) the Debtors did not make an initial distribution to you as a result thereof, and (c) unless the release form annexed hereto as Exhibit "A" is completed, executed, and delivered by March 19, 2013 in accordance with the instructions provided therein, no distributions shall be made to you pursuant to the Plan and the right to receive any such distributions shall be deemed waived.

Dated: Wilmington, Delaware
April 16, 2012

WEIL, GOTSHAL & MANGES LLP	RICHARDS, LAYTON & FINGER, PA.
767 Fifth Avenue	One Rodney Square
New York, New York 10153	920 North King Street
Telephone: (212) 310-8000	Wilmington, Delaware 19801
Facsimile: (212) 310-8007	Telephone: (302) 651-7700
Facsimile: (302) 651-7701

Attorneys for WMI Liquidating Trust,
as successor-in-interest to the Debtors

2

Exhibit A
(Release Form)

3

RELEASE FORM FOR HOLDERS OF CLAIMS

IMPORTANT

You should review the Disclosure Statement and the Plan (including the Global Settlement Agreement) before you submit this Release Form. You may wish to seek legal advice concerning the Plan and the classification and treatment of your Claims under the Plan.

DEADLINE

In order for your release to be processed, the Release Form must be properly completed, signed, and returned so that it is actually received by Kurtzman Carson Consultants LLC by no later than 5:00 p.m. (Pacific Time) on the date one (1) year after the Effective Date, which occurred on March 19, 2012, such that Release Forms will not be accepted after 5:00 p.m. (Eastern Time) on March 19, 2013 (the "Release Deadline"), unless such time is extended by the Bankruptcy Court. Please mail or deliver your Release Form to the applicable address, as described below.

ADDRESS

If you are a Beneficial Holder of Securities, you will have received this Release Form from your Nominee, and you should return it to your Nominee, who should then mail or deliver it directly to: Washington Mutual Release Form Processing, c/o Kurtzman Carson Consultants, 599 Lexington Avenue, 39th Floor, New York, New York 10022.

If you are NOT a Beneficial Holder of Securities, you will have received this Release Form directly from Kurtzman Carson Consultants LLC, and you should return it directly to Kurtzman Carson Consultants LLC by mailing or delivering it to: Washington Mutual Release Form Processing, c/o Kurtzman Carson Consultants, 2335 Alaska Avenue, El Segundo, California 90245.

RELEASE FORMS WILL NOT BE ACCEPTED BY TELECOPY, FACSIMILE, E-MAIL OR OTHER ELECTRONIC MEANS OF TRANSMISSION.

If your Release Form is not received by Kurtzman Carson Consultants LLC on or before the Release Deadline and such Release Deadline is not extended by the Bankruptcy Court, (i) your release will not be processed, and (ii) you will NOT be entitled to receive a distribution pursuant to the Plan. PLEASE ALLOW SUFFICIENT TIME FOR YOUR NOMINEE TO PROCESS YOUR RELEASE FORM AND THEN RETURN IT TO KURTZMAN CARSON CONSULTANTS LLC BEFORE THE RELEASE DEADLINE.

Please note that Plan has been confirmed by the Bankruptcy Court and is binding on you whether or not you return a Release Form.

IF YOU DO NOT ELECT TO GRANT THE RELEASES PROVIDED IN SECTION 41.6 OF THE PLAN, YOU WILL NOT BE ELIGIBLE TO RECEIVE ANY DISTRIBUTION PURSUANT TO THE PLAN.

4

DECLARATION

The undersigned, pursuant to 28 U.S.C. § 1746, hereby declares under penalty of perjury that the following is true and correct to the best of the undersigned's knowledge, information and belief:

(1) The undersigned held, as of the Effective Date of the Plan, March 19, 2012, the following Claim against the Debtors.

Place an "X" Next to your Class of Claim	Class		Claim Amount 3	CUSIP / Claim Number
	2	Senior Notes Claims
	3	Senior Subordinated Notes Claims
	5	JPMC Rabbi Trust / Policy Claims
	6	Other Benefit Plan Claims
	8	WMB Vendor Claims
	9	Visa Claims
	10	Bond Claims
	11	WMI Vendor Claims
	12	General Unsecured Claims
	12A	Late-Filed Claims
	13	Convenience Claims
	14	CCB-1 Guarantees Claims
	15	CCB-2 Guarantees Claims
	16	PIERS Claims
	18	Subordinated Claims

(2)           The undersigned previously failed to grant the releases provided in the Non-Debtor Release Provision, on either a Ballot or Election Form, with respect to the Claim listed in Item (1).

(3)           The undersigned acknowledges that it has full power and authority to elect to grant the releases provided in the Non-Debtor Release Provision and that it wishes to elect to grant such releases with respect to the Claim listed in Item (1). The undersigned further acknowledges that any holder of Claims electing to grant such releases is affirmatively agreeing to the various release and exculpation provisions of the Plan, which appear principally in Article 41.6 of the Plan and provide as follows:

"41.6  Releases by Holders of Claims.
(a)  Global Third Party Releases. On the Effective Date, for good and valuable consideration, and to the fullest extent permissible under applicable law, each Entity (Creditor or holder of an Equity Interest) that (i) has held, currently holds or may hold a Released Claim or any Released Third Party Causes of Action, (ii) is entitled to receive, directly or indirectly, a distribution or satisfaction of its Claim or Equity Interest pursuant to the Plan, and (iii) elects, by not checking or checking the appropriate box on its Ballot or election form, as the case may be, to grant the releases set forth in this Section 41.6, on their own behalf and on behalf of anyone claiming through them, shall be deemed to have and hereby does irrevocably and unconditionally, fully, finally and forever waive, release, acquit and discharge (1) each and all of the Released Parties, from any and all Released Claims and/or any claim, act, fact, transaction, occurrence, statement, or omission in connection with or alleged in the Actions or in the Texas Litigation, or that could have been alleged in respect of the foregoing or other similar proceeding, including, without limitation, any such claim demand, right, liability, or cause of action for indemnification, contribution or any other basis in law or equity for damages, costs or fees incurred by the releasors herein arising directly or indirectly from or otherwise relating thereto and (2) each of (a) the AAOC Releasees, (b) the Senior Notes Claims Releasees, (c) the Senior Subordinated Notes Claims Releasees, (d) the PIERS Claims Releasees and (e) the CCB Releasees from any and all Released Third Party Causes of Action; provided, however, that each Entity that has elected not to grant the releases set forth in this Section 41.6, including, without limitation, any Entity that fails to execute and deliver a release following notice in accordance with the provisions of Section 31.6(c) hereof, shall not be entitled to, and shall not receive, any payment, distribution or other satisfaction of its claim pursuant to the Plan; and, provided, further, that, notwithstanding anything contained in this Section 41.6(a) to the contrary, the release set forth in Section 41.6(a)(1) shall not extend to acts of gross negligence or willful misconduct of any Released Parties (other than with respect to the JPMC Entities and their respective Related Persons); and, provided, further, that, notwithstanding the foregoing, solely for purposes of this Section 41.6(a), "Released Parties" shall not include Related Persons other than (i) Related Persons of the JPMC Entities and (ii) Related Persons of the FDIC Receiver and FDIC Corporate."

3 If you hold a Claim in Class 16, then you should list the number of units representing PIERS Preferred Securities that you hold. If you hold any other Securities, then you should list the face amount of the Securities that you hold.

5

"41.7 Injunction Related to Releases. As of the Effective Date, all Entities that hold, have held, or may hold a Released Claim, an Estate Claim, any Released Third Party Causes of Action or an Equity Interest that is released pursuant to Sections 41.5 and 41.6 of the Plan, are, and shall be, permanently, forever and completely stayed, restrained, prohibited, barred and enjoined from taking any of the following actions, whether directly or indirectly, derivatively or otherwise, on account of or based on the subject matter of such discharged Released Claims, Estate Claim, Released Third Party Causes of Action or such Equity Interests: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum; (ii) enforcing, attaching (including, without limitation, any prejudgment attachment), collecting, or in any way seeking to recover any judgment, award, decree, or other order; (iii) creating, perfecting or in any way enforcing in any matter, directly or indirectly, any Lien; (iv) setting off, seeking reimbursement or contributions from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability or obligation owed to any Entity released under Sections 41.5 and 41.6 hereof; and (v) commencing or continuing in any manner, in any place of any judicial, arbitration or administrative proceeding in any forum, that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order."

"41.8 Exculpation. The Debtors, the Debtors' officers and directors serving during the period from the Petition Date up to and including the Effective Date, the Creditors' Committee and each of its members in their capacity as members of the Creditors' Committee, the Equity Committee and each of its members in their capacity as members of the Equity Committee, and each of their respective professionals shall not have or incur any liability to any Entity for any act taken or omitted to be taken in connection with the Chapter 11 Cases (including any actions taken by the Creditors' Committee after the Effective Date), the formulation, preparation, dissemination, implementation, confirmation or approval of the Plan or any compromises or settlements contained therein, the Disclosure Statement and the Supplemental Disclosure Statement related thereto, the Global Settlement Agreement, or any contract, instrument, release or other agreement or document provided for or contemplated in connection with the consummation of the transactions set forth in the Plan and the Global Settlement Agreement; provided, however, that the foregoing provisions of this Section 41.8, shall not affect the liability of any Entity that otherwise would result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct. Nothing in the foregoing Section 41.8 shall prejudice the right of any of the Debtors, the Debtors' officers and directors serving during the period from the Petition Date up to and including the Effective Date, the Creditors' Committee and each of its members in their capacity as members of the Creditors' Committee, the Equity Committee and each of its members in their capacity as members of the Equity Committee, and each of their respective professionals to assert reliance upon advice of counsel as a defense with respect to their duties and responsibilities under the Plan."

By granting the releases, the undersigned shall be entitled to its share of whatever distribution, if any, is available to holders of the Claim listed in Item (1), pursuant to the terms of the Plan, with respect to the Claim listed in Item (1).

(4)           With respect to Beneficial Holders of Securities ONLY, in order to elect to grant the releases, the Nominee holding the undersigned's Securities must confirm, under penalty of perjury, that Beneficial Holder held the Securities listed in Item (1) as of the Effective Date of the Plan, March 19, 2012.

(5)           Distributions to releasing holders of Claims by the Debtors or the Liquidating Trustee, and any subsequent amounts received by the Liquidating Trust allocable to a holder, are subject to any applicable tax withholding.

6

To avoid unnecessary withholding, each U.S. holder is required to properly complete and return IRS Form W-9, certifying that such holder is a U.S. person, that its social security number or other taxpayer identification number ("TIN") provided is correct, and that such holder is not subject to backup withholding, as per its instructions. Exempt persons should indicate their exempt status on the Form W-9 as per its instructions. Each non-U.S. holder is required to complete and return the applicable IRS Form W-8 (W-8BEN, W-8ECI or W-8IMY, as applicable), signed under penalties of perjury, certifying the holder's foreign status. These forms may be obtained from the IRS website (www.irs.gov). Holders should consult their tax advisors as to any qualification for exemption from backup withholding, or a lower rate of U.S. withholding under an applicable treaty or exemption, and the procedure for obtaining such exemption.

The undersigned also acknowledges that its distributions may be subject to unnecessary withholding unless the undersigned has completed and returned a Form W-9 or W-8, as appropriate, with this Release Form.

7

I declare under penalty of perjury under the laws of the United States of America that the foregoing is true and correct to the best of my knowledge and belief.

Dated:  _______________  __, 2012

Print or Type Name of
Holder of Claim:

Proof of Claim Number (if any):

Last Four (4) Digits of Social Security or Federal Tax I.D. No. of Holder:

Signature:

Name of Signatory (if different than Holder):

If by Authorized Agent, Title of Agent:

Street Address:

City, State and Zip Code:

Telephone Number:

E-mail Address:

To be completed by Nominee:

Principal amount held by for Beneficial Holder as of the Effective Date, March 19, 2012:

Participant's Name:

Participant's DTC Number:

Participant's Principal Place of Business:

Signature:

Date:

By:

Title:

Telephone Number:

E-mail Address:

Medallion Guarantee:

8